EXHIBIT 10-5

VEHICLE/EQUIPMENT LEASE

(FINANCE LEASE)

BB&T Leasing Corporation
Post Office Box 31273
Charlotte, NC 28231

Date of Lease			Contract Number

Lessee		Asset Location

Name:	SOUTHEAST POWER CORPORATION	Name:

DBA:

Address:	1805 HAMMOCK ROAD	Address:
TITUSVILLE FLORIDA 32796
Contact:

Phone:

Description:

VIN:

If Schedule "A" is attached check here:________

Estimated Cost:	$	Estimated Monthly Payment:	$	No. of Monthly Payment:	Advance Payment	$

Actual Cost:	$	Monthly Lease Payment:	$	Lease Payment Commencement Date:

IN WITNESS WHEREOF, the parties hereby execute this lease as of the day and year written as the date of lease. By execution below, each person executing this lease represents and warrants that he/she is authorized to bind the Debtor to this lease.

BB&T LEASING CORPORATION	SOUTHEAST POWER CORPORATION

Lessee

BY:	BY:

Title:	Title:

          THIS VEHICLE/EQUIPMENT LEASE (herein "lease" or "agreement") is made in Charlotte, North Carolina, by and between BB&T LEASING CORPORATION (herein "Lessor") and the above named Lessee.

1. Lease of Vehicles/Equipment. This is a lease transaction covering automobiles and/or tractors (“vehicles”) or equipment (“equipment”).  The vehicles or equipment covered by this lease are herein called the “asset” or “assets”.  If the asset is a vehicle, the provisions hereof related to equipment shall not be applicable and if the asset is equipment, the provisions hereof related to vehicles shall not be applicable.  Lessor hereby leases to Lessee and Lessee leases from Lessor the asset described above. A truck tractor, equipment trailer, truck trailer, truck chassis or truck body which has a separate permanent manufacturer's serial number and can be readily detached, replaced, purchased and sold as a separate unit may, at Lessee's option, be treated as a vehicle and, therefore, an asset covered hereby.

2. Lease Term. The lease term for each asset shall commence on the date set forth above and shall continue thereafter until the end of the month for which the last lease payment required is made or until final settlement is otherwise made pursuant to the terms hereof.

3. Lease Payments. Within the lease term, lease payments shall be made on or before the second day of each calendar month commencing the second day of the month immediately following delivery of the asset to Lessee.  The first such payment shall include an interim charge for the period from the delivery date of the asset to the first lease payment date.  Lessee authorizes Lessor to fill in the Lease Payment Commencement Date above with the date the first lease payment is due hereunder. Time is of the essence. Should Lessee fail to pay the lease payment on the date it became due, Lessor may collect from Lessee as an additional lease payment an amount equal to five percent (5%) of such monthly lease payment.  Lessor may charge a return check charge for each check of Lessee which is returned unpaid for any reason.

4. Ownership of Vehicles or Equipment; Special Power of Attorney. (a) (i) If the asset consists of a vehicle or vehicles, then the vehicles leased hereunder are and shall at all times remain the property of Lessor and Lessee shall have no right, title or interest therein except as expressly set forth in this lease.  All vehicles leased hereunder shall be owned by and titled in the United States or a territory or dependency thereof in the name of Lessor. All vehicles leased hereunder shall be registered in the United States or a territory or dependency thereof in the name of Lessee where permitted by law, or otherwise in the name of the Lessor.  Lessee shall provide Lessor all information necessary to perfect such titling and/or registration. Lessor and Lessee intend this lease to be a true lease and not a sale or conditional sale of the vehicle. From time to time, purely for administrative convenience, title to the vehicle may be placed in the name of Lessee.  Any certificate of title issued with respect to the vehicle shall show Lessor as first lienholder in order to protect Lessor’s ownership interest in the vehicle.  Since titling of the vehicle is for the administrative convenience of the parties, Lessee shall not thereby acquire any ownership, equity or other interest in the vehicle other than a leasehold interest subject to the terms and conditions hereof; (ii) upon termination of the lease or at any other time upon receipt of notice from Lessor, Lessee shall take such action as necessary to transfer title into Lessor’s name or the name of Lessor’s designee. Lessee hereby appoints Lessor Lessee’s attorney-in-fact for the purpose of transferring title to the vehicle.  This power of attorney is coupled with an interest, is irrevocable and may be used by Lessor to execute and file any document necessary to accomplish such transfer of title. At Lessor’s request, Lessee shall execute and deliver to Lessor such additional instruments as may be necessary or desirable to reflect or confirm that, though title to the vehicle is registered in Lessee, all incidents of ownership of the vehicle remain, subject to the terms hereof, in Lessor; and (iii) Lessee hereby appoints Lessor Lessee’s attorney-in-fact for the purpose of executing in the Lessee’s name and filing any instrument or document, including UCC financing statements, pertaining to or evidencing Lessor’s interest in any part of or attachment to the vehicle, and for the purpose of paying, on Lessee’s behalf, any fee, tax or other expense arising out of such a filing and out of a records search in connection with the same.  Lessee shall reimburse Lessor for any such payment.  No filing under the UCC shall imply an intention to create a security interest, it being the intention of the parties that this lease be construed as a true lease.

(b) (i) If the asset consists of equipment, then the equipment is, and shall at all times remain, the property of Lessor and Lessee shall have no right, title or interest therein or thereto except as expressly set forth in this lease.  The equipment is, and shall at all times be and remain, personal property notwithstanding that the equipment or any part thereof may now be, or hereafter become, in any manner affixed or attached to real property or any building thereon by any means.  If Lessor supplies Lessee with labels stating that the equipment is owned by Lessor, Lessee shall affix and keep the same upon a prominent place on each item of equipment; and (ii) Lessee hereby appoints Lessor Lessee’s attorney-in-fact for the purpose of executing in the Lessee’s name and filing any instrument or document, including UCC financing statements, pertaining to or evidencing Lessor’s interest in the equipment and for the purpose of paying, on Lessee’s behalf, any fee, tax or other expense arising out of such a filing and out of a records search in connection with the same.  Lessee shall reimburse Lessor for any such payment. No filing under the UCC shall imply an intention to create a security interest, it being the intention of the parties that this lease be construed as a true lease.

5. Use of Asset.  (a) If the asset is a vehicle or vehicles, Lessee acknowledges that it is leasing the vehicle for commercial business purposes only and in no event shall such vehicle be used for the transportation for hire of passengers except with prior written consent of Lessor.  Lessee shall comply and cause all persons operating vehicles leased hereunder to comply (a) with all applicable requirements of law relating to the registration, licensing, insurance, use and operation of the vehicle including operator's licensing requirements, and (b) with all conditions of the policies of insurance on the vehicle.

(b)  If the asset is equipment, Lessee acknowledges that it is leasing the equipment for commercial business purposes only.  Lessee shall use the equipment in a careful manner and shall comply with all laws and regulations relating to its possession, use and maintenance.

6. Delivery, Location and Inspection. The asset shall be delivered at the address specified above and upon tender by Lessor to Lessee or its representative of the asset in good repair, Lessee will accept delivery and execute a Delivery Receipt therefor. Lessor shall have the right to inspect the asset at any reasonable time and Lessee shall advise Lessor of the exact location of the asset.  Lessee hereby authorizes Lessor to receive assets from the manufacturer or the dealer on behalf of Lessee and deliver the assets to the asset location specified above.

7. Warranties. Lessee agrees that it has selected the asset based upon its own judgment and that Lessor has acquired the asset only in connection with this lease. Lessee disclaims any reliance upon any statements or representations of Lessor. LESSOR MAKES NO WARRANTY WITH RESPECT TO ANY ASSET SUBJECT TO THIS LEASE, EXPRESSED OR IMPLIED, AND LESSOR SPECIFICALLY DISCLAIMS ANY WARRANTY OF SUITABILITY, CONDITION, MERCHANTABILITY AND OF FITNESS FOR A PARTICULAR PURPOSE AND ANY LIABILITY FOR CONSEQUENTIAL DAMAGES ARISING OUT OF THE USE OR INABILITY TO USE THE ASSET.  Lessee agrees to make the lease payments and other payments required hereunder without regard to the condition, suitability or fitness of the asset and to look only to persons other than the Lessor (such as the manufacturer, vendor or carrier thereof) if the vehicle or any item of equipment is for any reason defective. So long as no Event of Default has occurred and is continuing, Lessor agrees, to the extent they are assignable, to assign to the Lessee, without any recourse to Lessor, any warranty received by Lessor.

8. Advance Lease Payments. Any advance lease payment paid by Lessee to Lessor for the lease of the asset shall be applied by Lessor to the first lease payment due hereunder and, if any of the advance payment remains after such application, it will be held by Lessor for satisfaction of Lessee's obligations under this lease.

9. Determination of Actual Cost. Actual Cost means the cost to Lessor of purchasing and delivering the asset to Lessee, including excise and other taxes, transportation and all other charges.  The amount of each estimated lease payment, the estimated cost set forth above are estimates and it is mutually agreed that upon final determination of the Actual Cost, Lessor will adjust the lease payment proportionately if the Actual Cost differs from Estimated Cost, insert the appropriate figures and notify the Lessee of such amounts.  Lessee authorizes Lessor to add to the amount of any lease payments any tax that may be imposed on or measured by the lease payments.  If the Actual Cost differs materially (as determined by Lessor) from the estimated cost initially set forth above, Lessor, at its option, may terminate this lease.

10. Insurance. Lessee shall provide and maintain (a) policies insuring the asset for comprehensive coverage, fire, collision, loss, theft, destruction or damage of the asset in an amount not less than the full replacement value thereof with a maximum $1,000 deductible for any vehicle and $4,000 for any equipment, with loss payable to Lessor, and (b) public liability insurance against claims for personal injuries, death and property damage, with minimum combined single limits of $500,000 and maximum deductible $1,000 for any vehicle and $4,000 for any equipment, which insurance shall name Lessor as an additional insured and as loss payee.  All insurance shall be with companies satisfactory to Lessor or its assigns.  Each policy shall expressly provide that said insurance as to Lessor and its assigns shall not be invalidated by any act, omission or neglect of Lessee and that insurer will give Lessor at least thirty (30) days prior written notice before the policy is altered or cancelled. Lessee shall pay the premiums for all insurance and deliver such policies, or duplicates thereof, to Lessor upon delivery of the asset to Lessee.  Lessee hereby appoints Lessor as Lessee's attorney-in-fact to make claim for, receive payment of, and execute and endorse all documents, checks or drafts for loss or damage under said insurance policies. Lessor may apply the proceeds of said insurance to replace or repair the asset and/or to satisfy some or all of Lessee's obligation hereunder. Lessor, at its expense, may choose to appoint a third party to act on its behalf to receive policies or notices and verify Lessee performs the insurance requirements set forth in this lease.

11. Operation and Repair.  (a) If the asset is a vehicle or vehicles, Lessee shall pay or cause to be paid all costs, expenses, fees and charges incurred in connection with the titling, registration and maintenance of vehicles and the use and operation during the lease term. Lessee, at its expense, shall keep each vehicle in good condition and repair and shall furnish all parts, accessories, mechanisms and devices required therefor. Lessee shall reimburse Lessor upon demand, as an additional lease payment, the amount of any such costs, expenses, fees or charges which are paid by Lessor.

(b)  If the asset is equipment, Lessee shall pay or cause to be paid all costs, expenses, fees and charges incurred in connection with the use and operation of the equipment and shall keep the equipment in good condition and repair and furnish all parts, mechanisms and devices required therefor.  Lessee shall reimburse Lessor upon demand, as an additional lease payment, the amount of any such costs, expenses, fees or charges which are paid by Lessor.

12. Alterations. Lessee shall not make any alterations or improvements to the asset without Lessor's prior written consent. All alterations and improvements shall become the property of Lessor.

13. Liens and Taxes. Lessee shall keep the asset free and clear of all levies, liens and security interests and shall give Lessor immediate notice of any attachment or other judicial process affecting any asset.  Lessee shall pay all charges and taxes (local, state and federal) which may now or hereafter be imposed upon the ownership, leasing, rental, sale, purchase, possession or use of the asset, excluding all taxes on or measured by Lessor's net income.  If Lessee fails to notify Lessor of a change in location which results in an amendment to a filing, application for refund, or other additional administrative work to correctly file, Lessee will pay Lessor an additional fee to compensate Lessor for this additional administrative burden.  Lessor, at its expense, may choose to appoint a third party to act on its behalf to administratively manage, file and remit taxes as set forth in this lease.

14. Lessor's Payment. If Lessee fails to procure or maintain said insurance, release said liens, or pay said charges and taxes, Lessor shall have the right, but shall not be obligated, to obtain such insurance, release such liens or pay such charges and taxes and Lessee shall pay to Lessor the amounts so paid, on demand, as an additional lease payment.

15. Assignment or Sublease. Without Lessor's prior written consent, Lessee shall not (a) assign, transfer, pledge, hypothecate or otherwise dispose of this lease or any interest herein, or (b) sublet or lend the asset or permit them to be used by anyone other than Lessee or Lessee's employees. Lessor may assign this lease and/or mortgage the asset, in whole or part, without notice to Lessee and its assignee or mortgagee may reassign this lease and/or such mortgage, without notice to Lessee. Each such assignee and/or mortgagee shall have all of the rights but none of the obligations of Lessor under this lease.  Lessee shall execute and deliver an acknowledgement of each such assignment and/or mortgage and shall not assert against the assignee and/or mortgagee any defense, counterclaim or offset that Lessee may have against Lessor.  Subject to the foregoing, this lease inures to the benefit of and is binding upon the heirs, legatees, personal representatives, successors and assigns of the parties hereto.  Lessee hereby waives any and all existing and future claims and offsets against any lease payments or other payments due hereunder and agrees to pay the lease payments and other amounts hereunder regardless of any offset or claim which may be asserted by Lessee or on its behalf.

16. Loss and Damage. Lessee shall bear the entire risk of loss, theft, destruction or damage of the asset from any cause whatsoever, including loss, theft, destruction or damage of the asset in the course of its transportation or delivery to Lessee, and no loss, theft, destruction or damage of the asset shall relieve Lessee of the obligation to pay lease payments or of any other obligation under this lease, notwithstanding any surrender thereof or failure of Lessee to execute a Delivery Receipt for such asset.

17. Indemnity.  Lessee hereby indemnifies Lessor against and agrees to hold it harmless from any and all claims, actions, proceedings, liability and expense (including legal expense) arising in connection with the asset, including without limitation the manufacture, selection, ordering, purchase, delivery, possession, ownership, use, condition, operation or return thereof, including liability for death or injury to persons, damage to property and strict liability under the laws or judicial decisions of any state or of the United States.  This indemnity will survive a termination of this lease.

18. Default. Each of the following events will constitute an "Event of Default" hereunder: (a) Lessee's failure to pay when due any lease payment or other charges required herein to be paid; (b) Lessee's failure to observe or perform any other agreement required herein to be observed or performed by Lessee and Lessee's continued failure for ten days following written notice thereof by Lessor to Lessee; (c) the cessation of doing business as a going concern or assignment for the benefit of creditors by Lessee or any guarantor of this lease or any partner in Lessee if Lessee is a partnership, member in Lessee if Lessee is a limited liability company or owner in Lessee if Lessee is a corporation; (d) the bankruptcy or receivership of Lessee; (e) the death of any individual Lessee, guarantor of this lease or partner of Lessee if Lessee is a partnership, member in Lessee if Lessee is a limited liability company or owner in Lessee if Lessee is a corporation;  (f) Lessee's failure to submit timely financial or credit information requested by Lessor or Lessee's submission of financial or credit information that is false or misleading in any material respect when submitted; (g) the occurrence of an event of default under any other obligation or agreement of Lessee to or with Lessor; (h) Lessee's default in the repayment of any indebtedness Lessee may now or hereafter owe Lessor or any affiliate thereof or any other entity or person; and, (i) the existence of circumstances which causes Lessor, in good faith, to be insecure regarding Lessee's performance of its lease obligations and, within ten days following notice by Lessor advising Lessee of such circumstances, Lessee has failed to take such action as is necessary and sufficient to remove such insecurity.

19. Remedies. Lessor and Lessee agree that Lessor's damages suffered by reason of the occurrence of an Event of Default are uncertain and not capable of exact measurement at the time this lease is executed and therefore they agree that, for purposes of this paragraph, "Lessor's Loss" as of any date will be the sum of the following: (i) the amount of the first 12 lease payments that have not become due as of such date; plus (ii) the amount of all lease payments and other amounts payable by Lessee hereunder that are due or accrued but unpaid as of such date; plus (iii) all lease payments and other amounts required hereunder to be made during the remainder of the term hereof less unearned income which would otherwise have been realized by Lessor from the date of termination or surrender through the remainder of the term of this lease.  Upon the occurrence of an Event of Default and at any time thereafter, Lessor may exercise any one or more of the following remedies:  (a) Lessor may, by written notice to Lessee, terminate this lease and declare an amount equal to Lessor's Loss as of the date of the notice to be immediately due and payable, and the same will then be and become immediately due and payable without further notice or demand, and all rights of the Lessee to use the asset will terminate but Lessee will remain liable as provided herein.  Lessee will at its expense promptly deliver the asset to Lessor at a location specified by Lessor. Lessor is also entitled to enter upon the premises where the asset is located and take immediate possession of and remove the asset with or without instituting legal proceedings and without incurring any liability to Lessee for any damages resulting from the taking of possession of the asset; (b) Lessor may proceed by appropriate court action to enforce performance by Lessee of the applicable covenants of this Lease or to recover, for breach of this lease, Lessor's Loss as of the date Lessor's Loss is declared due and payable hereunder.  Lessor may elect binding arbitration of any dispute with Lessee regarding a default by Lessee and any such arbitration will be conducted in Charlotte, North Carolina, pursuant to the Rules of the American Arbitration Association; (c) In the event Lessor repossesses the asset, Lessor will publicly or privately sell or lease the asset in such manner and upon such terms as Lessor may in its sole discretion determine to be appropriate. The proceeds of the sale or lease will be applied to reimburse Lessor for Lessor's Loss and any additional amounts due under (d) and (e), below.  Lessor will be entitled to any surplus and Lessee will remain liable for any deficiency.  For purposes of this provision, the proceeds of any lease of all or any portion of the asset by Lessor will be the amount reasonably assigned by Lessor as the cost of such asset in determining the lease payments under such lease; (d) Lessor may recover interest on the unpaid balance of Lessor's Loss from the date of the Event of Default until the date that it is fully paid equal to ten percent or the highest rate permitted by law; or (e) Lessor may exercise any other right or remedy available to it by law or agreement, and may in any event recover attorneys' fees of fifteen percent of Lessor's Loss together with all other expenses incurred by reason of an Event of Default or the exercise of any remedy hereunder, including without limitation the expenses of repossession, repair, storage, transportation and disposition of the asset. No remedy provided for in this paragraph is intended to be exclusive, and each will be cumulative but only to the extent necessary to enable Lessor to recover from Lessee amounts for which Lessee is liable hereunder. No express or implied waiver by Lessor of any breach of Lessee's obligations hereunder will constitute a waiver of any other breach of Lessee's obligations hereunder.

20. Federal Disclosure regarding Vehicles. Upon termination of this lease with respect to any vehicle, Lessee shall provide the information necessary to complete any disclosure statement required by applicable Federal or State odometer disclosure laws.  Upon prior written direction of Lessor, Lessee shall sell any vehicle for Lessor and Lessee shall prepare and execute on behalf of Lessor any disclosure statement required by applicable Federal or State odometer disclosure laws and provide Lessor with a copy of each such disclosure statement.  Lessee will hold Lessor harmless from any and all liabilities whatsoever arising from Lessee's failure to provide accurate information for the preparation of any such disclosure statement or failure to accurately prepare and deliver any such disclosure statement.

21. Surrender and Final Settlement.

          (a)          On or before the termination of this Lease, Lessee shall pay Lessor all sums due hereunder, whether for lease payment or otherwise, plus a $100.00 termination fee.  If any such sum is past due, it will bear interest at the highest rate allowed by law and such accrued interest shall be paid by Lessee prior to termination.

          (b)          Provided that Lessee shall have faithfully performed all the conditions imposed upon Lessee by this lease, Lessor will transfer ownership by (i) in the case of a vehicle, assigning and delivering title of the vehicle to the Lessee or (ii) in the case of equipment, by assigning title to the equipment to Lessee. With respect to vehicles, Lessee will provide the information necessary to complete any disclosure statement required by applicable Federal or State disclosure laws and Lessee will remain liable for any cost incurred by Lessor including any cost incurred due to Lessee’s failure to complete the transfer of title into its name in a timely fashion. Lessee will hold Lessor harmless from any and all liabilities arising from Lessee’s failure to provide accurate information for the preparation of any disclosure statement or failure to prepare and delivery any such disclosure statement.

22. Notices. Any written notice or demand under this Agreement shall be given to a party by mailing it to the party at its address set forth above, or at such address as the party may provide in writing from time to time. Notice or demand so mailed shall be effective when deposited in the United States mail, duly addressed and with postage prepaid.

23. Financial Information. Lessee shall provide Lessor with continuing periodic financial statements at intervals of not less than every year from the date of this lease, which financial statements shall consist of a balance sheet and a statement of earnings of Lessee, such statements to be prepared in accordance with generally accepted accounting principles.

24. Facsimiles.  For convenience, Lessor may accept a facsimile copy of this lease with facsimile signatures. Lessee agrees a facsimile copy will be treated as an original and will be admissible as evidence of this lease.

25. Entire Agreement; Miscellaneous. This agreement, together with Schedule "A", if attached, and the Delivery Receipt executed by Lessee in connection with the asset, constitutes the entire agreement between Lessor and Lessee and supersedes any agreement heretofore entered into between the parties relating to the asset.  If more than one Lessee is named in this lease, the liability of each shall be joint and several.  No agent or employee of any manufacturer or dealer is authorized to bind Lessor, waive or alter any term or condition or add any provision hereto.  Waiver by Lessor of any provision in one instance shall not constitute a waiver as to any other instance. This lease shall be governed by and construed in accordance with the laws of the State of North Carolina.  The plural shall include the singular and the singular the plural. Lessee shall provide Lessor with such corporate resolutions, opinions of counsel and other documents as Lessor shall request from time to time. Any provisions of this agreement prohibited by law shall be ineffective to the extent of such prohibition without invalidating the remaining provisions of this agreement.

26. Purchase Money Security Interest Transaction.  Notwithstanding anything to the contrary herein, in the event the transaction between Lessor and Lessee and this lease shall be determined to be a sale by Lessor to Lessee of the asset (such that Lessee is the owner of the asset) and a financing by the Lessor of such sale pursuant to this lease or to be not a “true lease”, then the Lessor and Lessee agree that this lease evidences a sale by the Lessor to Lessee of the asset and purchase money security interest transaction by which Lessee grants to Lessor a purchase money security interest in the asset to secure such sale.  As such and as a precaution in the event it is deemed that Lessor has transferred title to the asset to Lessee, Lessee hereby grants to Lessor, effective as of the date hereof, a first lien and security interest in the asset to secure all of the obligations of Lessee to Lessor now or hereafter owing by Lessee to Lessor, including all obligations under this lease.  The filing of any UCC Financing Statements by Lessor against Lessee or the asset shall be deemed made to perfect the liens of Lessor on such asset. Upon any default of Lessee hereunder, including any Event of Default (as herein defined), Lessor may exercise all remedies available at law or in equity, including the foreclosure or other realization on the asset. In connection therewith, Lessor may recover all costs of collection, including reasonable attorney’s fees.  Lessee authorizes Lessor to file any and all UCC Financing Statements or take any and all action to protect and perfect the security interest granted hereby.